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                                                                    EXHIBIT 10.3

                       AGREEMENT FOR CONSULTING SERVICES

      This Agreement for Consulting Services ("AGREEMENT") is made and entered into by and between H. Wayne Snavely ("CONSULTANT"), and The Mortgage Store. (COMPANY)

                                   WITNESSETH

      WHEREAS, COMPANY desires to retain the services of CONSULTANT.

      WHEREAS, CONSULTANT has training, expertise and background in areas vital to the business of the COMPANY; and

      WHEREAS, CONSULTANT desires to provide consulting services for the benefit of COMPANY using his knowledge, skills, experience and abilities.

      NOW THEREFORE, in consideration of the mutual promises contained herein, and other good and valuable consideration, the parties hereto agree as follows:

                       ARTICLE I - SERVICES TO BE PROVIDED

      A. Nature of Services. CONSULTANT shall provide advice and perform such tasks and assignments as may be reasonably requested, orally or in writing, by COMPANY. COMPANY recognizes that CONSULTANT may have other business obligations and agrees that CONSULTANT shall be available to COMPANY on an as needed basis during the term of this Agreement. CONSULTANT shall provide a minimum of three hours and a maximum of eight hours services per month, upon request of the COMPANY. CONSULTANT's initial duties hereunder shall be to represent the interests of COMPANY in the development of a long range business plan for the ultimate purpose of becoming a publicly traded company.

1. Be reasonably available to provide, and faithfully, diligently and to the best of his ability provide advice and assistance to the COMPANY and its management with respect to the marketing, servicing and development of its business. CONSULTANT shall not be required to be present on the COMPANY's or any subsidiary's premises in performing such services but he shall devote such other time to the COMPANY as shall be reasonably necessary to carry out such services when requested.

2. Assist the COMPANY in its capital raising activities, including meetings with investors, investment bankers and research analysts and participating in investor conferences as may be requested by the COMPANY upon reasonable notice to CONSULTANT.

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3.    Assist the COMPANY in the identifying, structuring and financing potential acquisitions to further the business activities of the COMPANY.

      B. Right of Control. CONSULTANT shall have exclusive control over the means and manner by which the services called for by this AGREEMENT are performed.

                     ARTICLE II - COMPENSATION FOR SERVICES

      A. Compensation. As consideration for the services to be provided and promises made herein by CONSULTANT, COMPANY shall pay CONSULTANT $40,000 per year for a one year period, payable quarterly in advance.

      B. Reimbursement of Business Expenses. COMPANY agrees to reimburse CONSULTANT for all actual out-of-pocket expenses which are (I) necessary for the performance of CONSULTANT's services under this AGREEMENT, and (ii) approved in advance by the COMPANY.

      C. Tax Obligations. CONSULTANT understands and agrees that he is solely responsible for all income and/or other tax obligations, if any, which may arise as a consequence of this AGREEMENT.

      D. Benefits. CONSULTANT understands and agrees that he shall not be entitled to certain benefits provided to COMPANY employees, namely, holidays off with pay; vacation time off with pay; and paid leaves of absence of any kind. All other benefits to which CONSULTANT is entitled are set forth in the Severance Agreement.

      E. Termination. The COMPANY and/or CONSULTANT may terminate this agreement for any reason upon written notice. The COMPANY shall have no further obligations hereunder except to pay CONSULTANT all earned and unpaid compensation and to reimburse all reasonable unpaid out-of-pocket business expenses.

                               ARTICLE III - TERM

      A. Effective Date. This AGREEMENT shall become effective as of November 1, 2001.

      B. Term. This AGREEMENT shall continue in full force and effect until terminated.

                ARTICLE IV - PROPRIETARY RIGHTS; NON COMPETITION

      A. Confidential Information. CONSULTANT understands and agrees that during the term of this AGREEMENT, he may become aware of information concerning the operations, budgets, future business plans, and methods of doing business of COMPANY and/or its affiliated entities, which information is hereby designated "CONFIDENTIAL INFORMATION." CONSULTANT understands and agrees that he

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shall not disclose any CONFIDENTIAL INFORMATION, directly or indirectly, to anyone outside of COMPANY, or to anyone within COMPANY who is not authorized to know such CONFIDENTIAL INFORMATION, either during the term of this AGREEMENT, or at any time after the expiration or termination hereof, without the prior written consent of the COMPANY.

      B. Return of Company Property. CONSULTANT understands and agrees that all written information, documents, and materials prepared by or at the request of COMPANY, or provided to CONSULTANT, in the course of providing the services called for by this AGREEMENT shall be the sole and exclusive property of COMPANY and will be delivered to COMPANY upon the termination of this AGREEMENT.

      C. Proprietary Information. CONSULTANT shall not use for his personal benefit, or disclose, communicate or divulge to, or use for the direct or indirect benefit of any person, firm, association or company other than the COMPANY, any Proprietary Information. "Proprietary Information" means information relating to the properties, prospects, products, services or operations of the COMPANY or any direct or indirect affiliate thereof that is not generally known, is proprietary to the COMPANY or such affiliate and is made known to CONSULTANT or learned or acquired by CONSULTANT while in the employ of the COMPANY, including without limitation, information concerning trade secrets of the COMPANY, or any of the COMPANY's affiliates and any improvements relating to the products of the COMPANY in accounting, marketing, selling, leasing, financing and other business methods and techniques. However, Proprietary Information shall not include (A) at the time of disclosure to CONSULTANT such information that was in the public domain or later entered the public domain other than as a result of a breach of an obligation herein; or (B) subsequent to disclosure to CONSULTANT, CONSULTANT received such information from a third party under no obligation to maintain such information in confidence, and the third party came into possession of such information other than as a result of a breach of an obligation herein. All materials or articles of information of any kind furnished to CONSULTANT by the COMPANY or developed by CONSULTANT in the course of his employment hereunder are and shall remain the sole property of the COMPANY, and if the termination of CONSULTANT's employment hereunder, CONSULTANT shall immediately deliver the same to the COMPANY.

      D. Ownership of Proprietary Information. CONSULTANT agrees that all Proprietary Information shall be the sole property of the COMPANY and its assigns, and the COMPANY and its assigns shall be the sole owner of all licenses and other rights in connection with such Proprietary Information. At all times CONSULTANT will keep in the strictest confidence and trust all Proprietary Information and will not use or disclose such Proprietary Information, or anything relating to such information, without the prior written consent of the COMPANY, except as may be necessary in the ordinary course of performing his duties under this AGREEMENT.

      E. Documents and Other Property. All materials and articles of information of any kind furnished to CONSULTANT in the course of his employment hereunder are and shall remain the sole property of the COMPANY; and if the COMPANY requests the

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return of such information at any time during, upon or after the termination of
CONSULTANT's employment hereunder, CONSULTANT shall immediately deliver the same to the COMPANY. CONSULTANT will not, without the prior written consent of the COMPANY, retain any documents, data or property, or any reproduction thereof of any description, belonging to the COMPANY or pertaining to any Proprietary Information.

      F. Third Party Information. The COMPANY from time to time receives from third parties confidential or proprietary information subject to a duty on the COMPANY's part to maintain the confidentiality of such information and to use it only for certain limited purposes ("Third Party Information"). At all times CONSULTANT will hold Third Party Information in the strictest confidence and will not disclose or use Third Party Information except as permitted by the agreement between the COMPANY and such third party.

      G. Intellectual Property. Any and all products, including but not limited to marketing and financing materials and methods ("Products") made, developed or created by CONSULTANT (whether at the request or suggestion of the COMPANY or otherwise, whether alone or in conjunction with others, and whether during regular hours of work or otherwise during the period of this AGREEMENT, or which may be directly or indirectly useful in, or relate to, the business of or tests being carried out by any member of the COMPANY shall be promptly and fully disclosed by CONSULTANT to the member of the Board of Directors and, if such intellectual property was made, developed or created other than pursuant to CONSULTANT's employment hereunder. CONSULTANT shall grant the COMPANY a perpetual, royalty free license to such intellectual property, and if such intellectual property was made, developed or created pursuant to CONSULTANT's employment hereunder, such intellectual property shall be the COMPANY's exclusive property as against CONSULTANT, and CONSULTANT shall promptly deliver to an appropriate representative of the COMPANY all papers, drawings, models, date and other material relating to any invention made, developed or created by him as aforesaid. CONSULTANT shall at the request of the COMPANY and without any payment therefor, execute any documents necessary or advisable in the opinion of the Company's counsel or direct issuance of patents or copyrights to the COMPANY with respect to such Products as are to be the COMPANY's exclusive property as against CONSULTANT or to vest in the COMPANY title to such Products as against CONSULTANT. The expense of securing any such patent or copyright shall be borne by the COMPANY.

      H. Customer Lists. CONSULTANT will not during his employment (i) disclose the COMPANY's customer lists or any part thereof to any person, firm, corporation, association or other entity for any reason or purpose whatsoever,
(ii) assist in

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obtaining any of the COMPANY's (including its subsidiaries') existing customers for any competing business, or (iii) encourage any customer to terminate its relationship with the COMPANY or any of its subsidiaries.

                      ARTICLE V - MISCELLANEOUS PROVISIONS

      A. Independent Contractor Status. CONSULTANT understands and agrees that he is an independent contractor and not an employee of COMPANY and that he shall not become an employee of COMPANY by virtue of the performance of the services called for under this AGREEMENT.

      B. Severability. The Provisions of this AGREEMENT are severable, and if any part of it is found to be unenforceable, all other paragraphs shall remain fully valid and enforceable.

      C. Arbitration. Any controversy or claim arising out of or relating to this AGREEMENT or the breach thereof (including the arbitrability of any controversy or claim), shall be settled by arbitration in the City of Los Angeles in accordance with the laws of the State of California by one arbitrator. If the parties cannot agree on the appointment of an arbitrator then the arbitrator shall be appointed by the American Arbitration Association. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association, except with respect to the selection of an arbitrator which shall be as provided in this Paragraph. The cost of any arbitration proceeding hereunder shall be borne equally by the COMPANY and the CONSULTANT. The award of the arbitrator shall be binding upon the parties. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

      If it shall be necessary or desirable for the CONSULTANT to retain legal counsel and incur other costs and expenses in connection with the enforcement of any or all of his rights under the AGREEMENT, and provided that the CONSULTANT substantially prevails in the enforcement of such rights, the COMPANY shall pay (or the CONSULTANT shall be entitled to recover from the COMPANY, as the case may be) the CONSULTANT's reasonable attorneys' fees and costs and expenses in connection with the enforcement of his rights including the enforcement of any arbitration award.

      D. Entire Agreement. This AGREEMENT sets forth the entire agreement between the parties hereto and fully supersedes any and all prior agreements

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or understandings between the parties hereto, whether written or oral, pertaining to the subject matter hereof. No change in, modification of, or addition, amendment, or supplement to the AGREEMENT shall be valid unless set forth in writing and signed and dated by each of the parties hereto subsequent to the execution of this AGREEMENT.

DATE:  October 23, 2001             THE MORTGAGE STORE

/S/  H.WAYNE SNAVELY                By:  /S/ RAYMOND ESHAGIAN
------------------------------         ---------------------------------
NAME: H. Wayne Snavely              NAME:  Raymond Eshaghian
                                    TITLE: President